Exhibit 5

May 6, 2015

Energen Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

Ladies and Gentlemen:

We have acted as counsel to Energen Corporation, an Alabama corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities: (i) debt securities of the Company, whether senior or subordinated (collectively, the “Debt Securities”); (ii) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”); (iii) common stock, par value $0.01 per share, of the Company (the “Common Stock”); (iv) purchase contracts requiring the holders thereof to purchase or sell debt or equity securities of the Company, a basket of such securities, an index or indices of such securities or securities issued by third parties or any combination of the above (the “Purchase Contracts”); (v) warrants to purchase debt or equity securities of the Company or other rights, or any combination of the above (the “Warrants”); and (vi) units, to be comprised of two or more of the Securities, as defined below (the “Units”). The Debt Securities, the Preferred Stock, the Common Stock, the Purchase Contracts, the Warrants and the Units are collectively referred to as the “Securities.”

We have also participated in the preparation of the prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement, or in a related free writing prospectus.

We have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the restated certificate of incorporation, as amended (“Certificate of Incorporation”), and bylaws (“Bylaws”) of the Company, each as in effect as of the date hereof, (iii) certain resolutions adopted by the Board of Directors (the “Board”) of the Company related to the offering of the Securities and related matters and (iv) such other instruments, documents and records as we have deemed necessary and relevant for the purposes hereof. We have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In the course of such examinations and investigations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. In making our examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of all parties thereto, other than the Company.

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You have advised us that: (i) the Debt Securities will be issued under one or more indentures between the Company and the trustee or trustees named therein (each, a “Trustee”), in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, an “Indenture”); (ii) the Warrants will be issued under one or more warrant agreements by and between the Company and a financial institution named therein as the warrant agent (each, a “Warrant Agent”), in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Warrant Agreement”); (iii) the Purchase Contracts will be issued under a purchase contract agreement by and among the Company and the other parties named therein, in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Purchase Contract Agreement”); and (iv) the Units will be issued under a purchase agreement by and among the Company and the other parties named therein, in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Unit Purchase Agreement”). Each Indenture, Warrant Agreement, Purchase Contract Agreement and Unit Purchase Agreement shall be referred to herein as a “Governing Document”. Each Trustee, Warrant Agent and counterparty to a Purchase Contract or a Unit Purchase Agreement shall be referred to herein as a “Governing Document Counterparty”.

In connection with this opinion letter, we have also assumed that: (i) the Registration Statement, and any post-effective amendments thereto, will have become effective, and such effectiveness shall not have been terminated, rescinded or suspended; (ii) a prospectus supplement for the applicable offering will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in, and containing the terms set forth in, the Registration Statement, the applicable prospectus supplement and the relevant Governing Document; (iv) each person signing the applicable Governing Document will have the legal capacity and authority to do so; (v) at the time of any offering or sale by the Company of any shares of Common Stock and/or Preferred Stock, the Company will have such number of shares of Common Stock and/or Preferred Stock as are to be so offered and sold, authorized and available for issuance; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) in the case of Preferred Stock of any series, the Board of the Company will have taken all necessary corporate action to designate and establish the terms of such series and will have caused articles of amendment to the Certificate of Incorporation respecting such series to be prepared and filed with the office of the judge of probate of the county in which the Certificate of Incorporation is filed; (viii) in the case of Debt Securities, Units, Purchase Contracts or Warrants, the Board of Directors of the Company will have taken all necessary corporate action to authorize the creation of and the terms of such Securities and the issuance of the Securities to be issued pursuant thereto and to approve the Governing Document relating thereto; neither such Securities nor such Governing Document will include any provision that is unenforceable; and

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such Securities or such certificates representing such Securities and the applicable Governing Document will have been duly authorized, executed, countersigned, registered and delivered in accordance with the provisions of such Governing Document and, in the case of Debt Securities, authenticated by the Trustee named in the applicable Indenture; (ix) certificates representing shares of Company stock will have been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s charter documents; and the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock or Preferred Stock; and (x) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinions expressed herein as to the legal validity, binding effect and enforceability of the obligations of the Company with respect to certain of the Securities are specifically qualified to the extent that the legal validity, binding effect or enforceability of such obligations may be subject to or limited by: (i) applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation, voidable preference, moratorium and other statutory or decisional laws relating to or affecting creditors’ rights generally or the reorganization of financial institutions (including, without limitation, preference and fraudulent conveyance or transfer laws), heretofore or hereafter enacted or in effect; (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, whether enforcement is sought at law or in equity including, without limitation, the exercise of judicial or administrative discretion with respect to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; (iii) the availability of injunctive relief or other equitable remedies; and (iv) the application by courts of competent jurisdiction of laws containing provisions determined to have a paramount public interest.

We express no opinion (i) as to the enforceability of any provision or accumulation of provisions that may be deemed to be unconscionable or against public policy; (ii) as to provisions which purport to establish evidentiary standards; (iii) as to the enforceability of provisions relating to venue, governing law, disclaimers or liability limitations with respect to third parties; (iv) as to any anti-trust or state securities laws; (v) as to provisions regarding indemnification, waiver of the right to jury trial or waiver of objections to jurisdiction, each of which may be subject to limitations of public policy; (vi) as to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; or (vii) provisions which purport or would operate to render ineffective any waiver or modification not in writing.

Our opinions set forth below are limited to the matters expressly set forth in this opinion letter. No opinion is to be implied or may be inferred beyond the matters expressly so stated. The opinions expressed herein are limited solely to matters involving the application of the laws of

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the State of Alabama, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that the laws of any jurisdiction other than the State of Alabama govern the legal validity, binding effect and enforceability of any obligation of the Company as to which we opine herein, we have assumed that the laws of such other jurisdiction do not differ, in any respect material to such opinion, from the laws of the State of Alabama as currently in effect and the judicial and administrative interpretations thereof. The opinions expressed herein concern only the effect of laws as now in effect and are rendered as of the date hereof. We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion letter should such laws be changed by legislative action, judicial decision, or otherwise after the date of this opinion letter, or if we become aware of any facts that might change the opinions expressed herein after the date of this opinion letter.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that, as of the date hereof:

1. With respect to any Debt Securities to be issued, when: (a) the applicable Indenture (including, for purposes of this paragraph, any supplemental indenture relating thereto setting forth the particular terms of the series of Debt Securities issued) has been (i) duly authorized by the Company’s Board, (ii) duly executed and delivered by each party thereto and (iii) duly qualified under the Trust Indenture Act of 1939, as amended; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering thereof and related matters; (c) the terms of the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or the Company’s Certificate of Incorporation or Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the Debt Securities have been executed and authenticated in accordance with the terms of the applicable Indenture; and (e) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, or upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, then the applicable Indenture and the Debt Securities to be issued under the applicable indenture will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to any shares of Preferred Stock to be issued, when: (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of such Preferred Stock (the “Preferred Stock Resolutions”); (b) the Preferred Stock Resolutions have been included as part of articles of amendment to the Certificate of Incorporation duly filed with judge of probate of the county in which the Certificate of Incorporation is filed; (c) the terms of the Preferred Stock and of their

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issuance and sale have been established so as not to violate any applicable law or the Company’s Certificate of Incorporation or Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (d) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company’s Bylaws and Alabama law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any shares of Common Stock to be issued, when: (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; (b) the terms of the issuance and sale of the Common Stock have been established so as not to violate any applicable law or the Company’s Certificate of Incorporation or Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company’s Bylaws and Alabama law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

4. With respect to any Purchase Contracts to be issued, when: (a) the applicable Purchase Contract Agreement has been duly authorized by the Company’s Board and has been duly executed and delivered by the parties thereto; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Purchase Contracts and their underlying Securities, the terms of the offering thereof and related matters; (c) the terms of the Purchase Contracts and of their issuance and sale have been established so as not to violate any applicable law or the Company’s Certificate of Incorporation or Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (d) the Purchase Contracts and their underlying securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or

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similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then the Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to any Warrants to be issued, when: (a) the applicable Warrant Agreement for the Warrants has been duly authorized by the Company’s Board and has been duly executed and delivered by the Company and by a Warrant Agent appointed by the Company; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of the Warrants and their underlying securities, the terms of the offering thereof and related matters; (c) the terms of the Warrants and of their issuance and sale have been established so as to not violate any applicable law or the Company’s Certificate of Incorporation or Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the certificates evidencing the Warrants have been executed and authenticated in accordance with the terms of the related Warrant Agreement; and (e) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to any Units to be issued, when: (a) the applicable Unit Purchase Agreement has been duly authorized by the Company’s Board and has been duly executed and delivered by the parties thereto; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Units and their component Securities, the terms of the offering thereof and related matters; (c) the terms of the Units and their component Securities and of their issuance and sale have been established so as not to violate any applicable law or the Company’s Certificate of Incorporation or Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the certificates, if any, evidencing the Units have been executed and authenticated in accordance with the terms of the relevant Unit Purchase Agreement; and (e) the Units and their component securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

May 6, 2015

Yours very truly,

/S/ BRADLEY ARANT BOULT CUMMINGS LLP